EXHIBIT 21.1

List of Subsidiaries

United Development Funding IV Operating Partnership, L.P., A Delaware limited partnership

UDF IV Home Finance, L.P., a Delaware limited partnership

UDF IV Finance I, L.P., a Delaware limited partnership

UDF IV Finance II, L.P., a Delaware limited partnership

UDF IV Acquisitions, L.P., a Delaware limited partnership

UDF IV Finance III, L.P., a Delaware limited partnership

UDF IV Finance IV, L.P., a Delaware limited partnership

UDF IV Finance V, L.P., a Delaware limited partnership

UDF IV Finance VI, L.P., a Delaware limited partnership

UDF IV Finance VII, L.P., a Delaware limited partnership

UDF IV Finance VIII, L.P., a Delaware limited partnership

UDF IV HF Manager, LLC, a Delaware limited liability company

UDF IV Finance I Manager, LLC, a Delaware limited liability company

UDF IV Finance II Manager, LLC, a Delaware limited liability company

UDF IV Acquisitions Manager, LLC, a Delaware limited liability company

UDF IV Finance III Manager, LLC, a Delaware limited liability company

UDF IV Finance IV Manager, LLC, a Delaware limited liability company

UDF IV Finance V Manager, LLC, a Delaware limited liability company

UDF IV Finance VI Manager, LLC, a Delaware limited liability company

UDF IV Finance VII Manager, LLC, a Delaware limited liability company

UDF IV Finance VIII Manager, LLC, a Delaware limited liability company

UDF IV LB I, Inc., a Delaware corporation

UDF IV LB II, Inc., a Delaware corporation

UDF IV LB III, Inc., a Delaware corporation

UDF IV Woodcreek, Inc., a Delaware corporation

UDF IV LB IV, Inc., a Delaware corporation